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                                                                       EXHIBIT 1

                                    JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share, of Gothic Energy Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 1st day of October, 1997.

RIVERDALE LLC


By:      /S/ Carl C. Icahn
         --------------------
         Name:  Carl C. Icahn
         Title: Member



HIGH RIVER LIMITED PARTNERSHIP

By:      RIVERDALE LLC,
           General Partner


  By:/s/ Carl C. Icahn
         --------------------
         Name:  Carl C. Icahn
         Title: Member


LITTLE MEADOW CORP.


By:      /s/ Carl C. Icahn
         --------------------
         Name:  Carl C. Icahn
         Title: Chairman of the Board

     /s/ Carl C. Icahn
         --------------------
         Carl C. Icahn